UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2020

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On March 26, 2020, iHeartMedia, Inc. (the “Company”) issued a press release announcing that it was withdrawing its previously announced financial guidance for the fiscal year ending December 31, 2020 due to heightened uncertainty related to the novel coronavirus pandemic (“COVID-19”), its impact on the operating and economic environment and related, near-term advertiser spending decisions.

The press release also announced that the Company’s wholly-owned indirect subsidiary, iHeartCommunications, Inc. (“iHeartCommunications”), drew $350.0 million principal amount under its senior secured asset-based revolving credit facility (the “ABL Facility”) as a precautionary measure to preserve iHeartCommunications’ financial flexibility in light of the current uncertainty in the global economy resulting from COVID-19. The proceeds will be available if needed to fund iHeartCommunications’ future working capital requirements or other general corporate purposes.

On May 1, 2019, iHeartCommunications, Inc., as borrower, entered into a Credit Agreement (the “ABL Credit Agreement”) with iHeartMedia Capital I, LLC, the direct parent of iHeartCommunications, as guarantor, certain subsidiaries of iHeartCommunications, as guarantors, Citibank, N.A., as administrative and collateral agent, and the lenders party thereto from time to time. The ABL Credit Agreement governs the ABL Facility, which has an aggregate principal amount of up to $450.0 million, with amounts available from time to time equal to the lesser of (a) the borrowing base and (B) the aggregate revolving credit commitments. As of December 31, 2019, iHeartCommunications had a facility size of $450.0 million, had no outstanding borrowings and had $48.1 million of outstanding letters of credit, resulting in $401.9 million of availability.

A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company and its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the impact of COVID-19 on our business, the economic environment and our expected financial results. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict.  Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this Current Report on Form 8-K include, but are not limited to: impacts from COVID-19; uncertain global economic conditions; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; shifts in population and other demographics; impact of our substantial indebtedness; legislative or regulatory requirements; regulations and concerns regarding privacy and data protection; and the other risks described in “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2019. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this Current Report on Form 8-K may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: March 26, 2020	By:	/s/ Scott Hamilton
Scott Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary